Exhibit 99.1

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investors@lazydays.com

Lazydays Holdings, Inc. Rejects Proposal from B. Riley Financial, Inc

Tampa, FL (March 14, 2022) – Lazydays Holdings, Inc. (“Lazydays” or the “Company”) (NasdaqCM: LAZY) announced today that its Board of Directors has unanimously rejected the B. Riley non-binding, unsolicited proposal to acquire the Company for $25.00 per share, as set forth in the B. Riley March 9, 2022 public letter.

The Lazydays Board of Directors appreciates the interest that B. Riley has expressed in the Company. The Board has carefully reviewed the B. Riley proposal with the assistance of its advisors and, after thorough consideration in accordance with its fiduciary duties, has determined that the proposal meaningfully undervalues the Company and is not in the best interests of shareholders.

“The Board will continue to take seriously all credible interest in Lazydays, however we do not believe that now is an advantageous time to actively pursue a sale of the business. We are confident in the Company’s strategic direction, management team, balance sheet, shareholder base and industry partners. Upon this strong foundation, we see a compelling opportunity over the coming years to create considerable shareholder value,” said Chris Shackelton, Lazydays Chairman of the Board.

ABOUT LAZYDAYS RV

As an iconic brand in the RV industry, Lazydays, The RV Authority, consistently provides the best RV sales, service, and ownership experience, which is why RVers and their families become Customers for Life. Lazydays continues to add locations at a rapid pace as it executes its geographic expansion strategy that includes both acquisitions and greenfields.

Since 1976, Lazydays RV has built a reputation for providing an outstanding customer experience with exceptional service excellence and unparalleled product expertise, along with being a preferred place to rest and recharge with other RVers. By offering the largest selection of RV brands from the nation’s leading manufacturers, state-of-the-art service facilities, and thousands of accessories and hard-to-find parts, Lazydays RV provides everything RVers need and want.

Lazydays Holdings, Inc. is a publicly listed company on the Nasdaq stock exchange under the ticker “LAZY.”

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements describe Lazydays future plans, projections, strategies and expectations, including statements regarding Lazydays’ expectations for future operating results, its expectations regarding the impact of its acquisition of its recently acquired dealership in Maryville, TN, Portland, Oregon, Vancouver, Washington and Milwaukee, Wisconsin and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Lazydays. Actual results could differ materially from those projected due to various factors, including economic conditions generally, conditions in the credit markets and changes in interest rates, conditions in the capital markets, the continuing impact of the pandemic outbreak of coronavirus (COVID-19) and other factors described from time to time in Lazydays’ SEC reports and filings, which are available at www.sec.gov. Forward-looking statements contained in this news release speak only as of the date of this news release, and Lazydays undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

Disclaimer

Information in this news release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The results in this press release should not be read as an indication of the Company’s future financial position or results of operations.